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                                                                      EXHIBIT 23




The Board of Directors
Meridian Bancorp, Inc,:

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration No. 33-45562), Form S-3 (Registration No. 33-58690), Form S-3 (Registration No. 33-35228), Form S-8 (Registration No. 33-14104), Form S-8 (Registration No. 33-40616), and Form S-8 (Registration No. 33-12292) of Meridian Bancorp, Inc. (the Company) of our report dated January 18, 1995 relating to the consolidated balance sheets of Meridian Bancorp, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 annual report on Form 10-K of Meridian Bancorp, Inc. Our report contains an explanatory paragraph which discusses that the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, and No. 112, Employers' Accounting for Postemployment Benefits, in 1994 and No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, and No. 109, Accounting for Income Taxes, in 1993


                                             KPMG Peat Marwick LLP

March 27, 1995
Philadelphia, Pennsylvania